    As filed with the Securities and Exchange Commission on December 20, 2001

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              IVC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                   22-1567481
(State of incorporation)            (I.R.S. Employer Identification Number)

                               500 HALLS MILL ROAD
                           FREEHOLD, NEW JERSEY 07728
                    (Address of principal executive offices)

                               -------------------

                              IVC INDUSTRIES, INC.
                                  SAVINGS PLAN
                            (Full title of the plan)

                               -------------------

                               THOMAS E. BOCCHINO
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              IVC INDUSTRIES, INC.
                               500 HALLS MILL ROAD
                           FREEHOLD, NEW JERSEY 07728
                                 (732) 308-3000
                          (Name, address and telephone
                          number of agent for service)

                                    COPY TO:

                              EDWARD H. COHEN, ESQ.
                              ROSENMAN & COLIN LLP
                               575 MADISON AVENUE
                            NEW YORK, NEW YORK, 10022
                                 (212) 940-8580

                                 ---------------

                                EXPLANTORY NOTE:

This Amendment No. 1 to our Form S-8 (File No. 333-69240), initially filed with the Securities and Exchange Commission on September 10, 2001, is filed solely to amend Part II Item 8 and the Exhibit Index to correct the mistaken filing of the wrong Savings Plan as Exhibits 4.1, 4.2 4.3, and 4.4.


                                     PART II

ITEM 8.  EXHIBITS

Exhibit  Description
No.

4.1      IVC Industries, Inc. Savings Plan*

4.2      Savings Plan Adoption Agreement*

4.3      Amendment to Certificate of Incorporation of IVC Industries, Inc. (1)

4.4      Restated Certificate of Incorporation of IVC Industries, Inc. (2)

4.5      Amended and Restated By-laws of IVC Industries, Inc. (3)

4.6      Specimen of common stock certificate of IVC Industries, Inc. (4)

4.7      Shareholder Rights Agreement dated as of May 15, 2000 between IVC Industries, Inc.
         and American Stock Transfer and Trust Company, as Rights Agent. (5)

5.1      Opinion of Rosenman & Colin LLP (6)

5.2      Determination Letter of Internal Revenue Service (6)

23.1     Consent of Amper Politziner & Mattia (6)

23.2     Consent of Rosenman & Colin LLP (included in Exhibit 5.1) (6)

         (1)      Incorporated herein by reference to the Company's Annual
                  Report on Form 10-K for the fiscal year ended July 31, 2000 filed with the Commission on October 27, 2000.

         (2)      Incorporated herein by reference to the Company's Registration
                  Statement on Form S-8 filed with the Commission on January 1,
                  2000.

         (3)      Incorporated herein by reference to the Company's Current
                  Report on Form 8-K filed with the Commission on May 15, 1996.

         (4) Incorporated herein by reference to the Company's Form 10-K filed with the Commission on October 29, 1999.

         (5)      Incorporated herein by reference to the Company's Registration
                  Statement on Form 8-A with the Commission on May 19, 2000.

         (6)      Incorporated herein by reference to the Company's Registration
                  Statement on Form S-8 with the Commission on September 10, 2001.

         *        Filed herewith

ITEM 9.  UNDERTAKINGS

         1. The undersigned Company hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Company hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freehold, State of New Jersey, on this 20th day of December 2001.

                                          IVC INDUSTRIES, INC.



                                          By:/s/ E. Joseph Edell
                                             ----------------------------------
                                             E. Joseph Edell
                                             Chairman of the Board, President
                                             Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.



         Signature            Title                            Date
         ---------            -----                            ----

/s/ E. Joseph Edell
----------------------------  Chairman of the Board of         December 20, 2001
E. Joseph Edell               Directors, Chief Executive
                              Officer and President

/s/ Samuel Potenza            President                        December 20, 2001
----------------------------
Samuel Potenza

/s/ Thomas E. Bocchino        Vice President and Chief         December 20, 2001
----------------------------  Financial Officer
Thomas E. Bocchino

/s/ Jeffrey Edell             Director                         December 20, 2001
----------------------------
Jeffrey Edell

/s/ David Popofsky            Director                         December 20, 2001
----------------------------
David Popofsky

/s/ Erwin Lehr                Director                         December 20, 2001
----------------------------
Erwin Lehr

/s/ Michael G. Seaman         Director                         December 20, 2001
----------------------------
Michael G. Seaman

                              Director                         December 20, 2001
----------------------------
Andrew Pinkowski

/s/ Elliot Weinberg           Director                         December 20, 2001
----------------------------
Elliot Weinberg

/s/ William Hennrich          Director                         December 20, 2001
----------------------------
William Hennrich

                                  EXHIBIT INDEX

Exhibit  Description
No.

4.1      IVC Industries, Inc. Savings Plan

4.2      Savings Plan Adoption Agreement